Exhibit 99.1

For further information contact:

Douglas Dynamics, Inc.

Nathan Elwell

847-530-0249

investorrelations@douglasdynamics.com

DOUGLAS DYNAMICS REPORTS FIRST QUARTER 2020 RESULTS

Performance Impacted by Snowfall, the COVID-19 Pandemic and Chassis Supply

First Quarter Highlights:

•	Net Sales of $68.2 million were negatively impacted by significantly below average snowfall, chassis supply constraints and the operational and economic impact of the COVID-19 pandemic in March
•	All U.S. facilities closed on March 18th; Conducting phased reopening of facilities during April and May
•	Paid $0.28 per share cash dividend on March 31, 2020 and remain committed to maintaining the dividend based on balance sheet strength
•	Maintained ample total liquidity of $86.3 million
•	Withdrawing 2020 guidance

May 4, 2020 — Milwaukee, Wisconsin — Douglas Dynamics, Inc. (NYSE: PLOW), North America’s premier manufacturer and upfitter of work truck attachments and equipment, today announced financial results for the first quarter ended March 31, 2020.

Bob McCormick, President and CEO, explained, “With the health and safety of our employees, customers and partners as our top priority, we temporarily closed all 20 of our U.S. locations on March 18th and immediately began preparing a “safe return to work” environment. I am extremely proud of the way our team has adapted our facilities to the new reality, creating a safe and productive workplace. Based on our essential services designation, we began ramping up production levels in mid-April, and aim to resume full operations by the end of May. We have done everything within our power to ensure our employees, customers and partners remain safe and well, while maintaining business continuity wherever possible.”

McCormick added, “Of course, the pandemic plus near-term headwinds impacted our results for the first quarter. However, we have used our time prudently during the temporary shutdown, and have been able to prepare for the next phase of managing through the ongoing pandemic. We are confident in our ability to operate effectively as economic activity resumes.”

Douglas Dynamics - First Quarter 2020

Consolidated First Quarter 2020 Results

$ in millions (except Margins & EPS)	Q1 2020	Q1 2019
Net Sales	$68.2	$93.2
Gross Profit Margin	17.1%	24.6%

Income (Loss) from Operations	$(8.2)	$3.6
Net Income (Loss)	$(10.1)	$(0.3)
Diluted EPS	$(0.44)	$(0.01)

Adjusted EBITDA	$(1.7)	$9.0
Adjusted EBITDA Margin	(2.5)%	9.7%
Adjusted Net Income (Loss)	$(7.8)	$0.3
Adjusted Diluted EPS	$(0.34)	$0.01

•	The decrease in Net Sales was primarily attributable to a combination of significantly below average snowfall across core markets, chassis supply constraints and the operational and economic impact of the COVID-19 pandemic.
•	All U.S. facilities were temporarily shut down on March 18th, which caused the significant decrease in Adjusted EBITDA as shutdown costs were incurred while unable to produce or ship products during the last two weeks of the quarter.
•	Negatively impacting interest expense was a $1.4 million mark to market non-cash expense resulting from an interest rate swap becoming ineffective during the quarter.

Work Truck Attachments Segment First Quarter 2020 Results

$ in millions (except Adjusted EBITDA Margin)	Q1 2020	Q1 2019
Net Sales	$19.1	$25.8
Adjusted EBITDA	$(2.1)	$2.3
Adjusted EBITDA Margin	-11.0%	8.8%

•	Net Sales decreased 26% over the prior year, mainly due to significantly below average snowfall across the Company’s core markets.
•	The 2019-2020 snow season marked the second lowest snowfall level in the past 10 years, and was the second consecutive year of significantly below average snowfall in the key North East region, which the Company expects will negatively impact its pre-season order period during the second and third quarters of 2020.

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Douglas Dynamics - First Quarter 2020

Work Truck Solutions Segment First Quarter 2020 Results

$ in millions (except Adjusted EBITDA Margin)	Q1 2020	Q1 2019
Net Sales	$49.1	$67.4
Adjusted EBITDA	$0.4	$6.7
Adjusted EBITDA Margin	0.7%	10.0%

•	Net Sales and Adjusted EBITDA decreased over the prior year, due to the combination of increased chassis supply constraints for Class 4 – 6 work trucks, as well as the impact of the COVID-19 pandemic and the related temporary facility shutdown.

Dividend, Balance Sheet and Liquidity

•	A quarterly cash dividend of $0.28 per share of the Company's common stock was declared on February 24, 2020, and paid on March 31, 2020, to stockholders of record as of the close of business on March 20, 2020.
•	Net Cash Used in Operating Activities increased to $9.1 million from $5.6 million, due to less favorable operating results slightly offset by favorable changes in working capital.
•	Free Cash Flow decreased to $(11.4) million from $(6.3) million due to higher cash used in operating activities in addition to an increase in capital expenditures for long term growth projects.
•	Maintained total liquidity of $86.3 million as of March 31, 2020, comprised of $27.1 million in cash and cash equivalents and borrowing availability of $59.2 million under its revolving credit facility.
•	Following a $20 million voluntary debt payment made within the first quarter, the Adjusted EBITDA to net debt leverage ratio was 2.5 times.

Outlook and COVID-19 Pandemic Update

The Company is withdrawing its 2020 financial outlook due to the operational and economic uncertainty related to the COVID-19 pandemic. At this time, our aim is to provide updated guidance as the economic outlook becomes clearer..

McCormick explained, “Given the number of unknowable variables, we are not in a position to provide useful guidance today. It is clear that the operational and economic impact of the COVID-19 pandemic, coupled with chassis supply constraints, is hindering our ability to execute effectively in the near-term. However these impacts manifest, we believe the underlying strength of our business model remains intact, and the long-term prospects for our company remain strong. Douglas Dynamics is accustomed to adapting quickly and utilizing DDMS techniques to solve problems and find creative solutions, and we will continue to fund initiatives critical to delivering long-term profitable growth. We believe that we are better positioned than many companies to thrive during a downturn and will work to ensure we emerge stronger from this difficult situation.”

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Douglas Dynamics - First Quarter 2020

Due to the COVID-19 pandemic, Douglas temporarily shut down all of its U.S. facilities starting on March 18th to protect the health and safety of its employees, customers, partners and the surrounding communities.

Douglas Dynamics’ operations are generally viewed as essential services in the geographies in which it operates. As such, some of its facilities began to reopen in mid-April. Decisions will continue to be regarding how and when to open facilities as the situation evolves, and are expected to be fully operational by the end of May.

Earnings Conference Call Information

•	The Company will host a conference call on Tuesday, May 5, 2020 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). To join the conference call, please dial (877) 369-6591 domestically, or (253) 237-1176 internationally.
•	The call will also be available via the Investor Relations section of the Company’s website at www.douglasdynamics.com. For those who cannot listen to the live broadcast, replays will be available for one week following the call.

About Douglas Dynamics

Home to the most trusted brands in the industry, Douglas Dynamics is North America’s premier manufacturer and up-fitter of commercial work truck attachments and equipment. For more than 70 years, the Company has been innovating products that not only enable people to perform their jobs more efficiently and effectively, but also enable businesses to increase profitability. Through its proprietary Douglas Dynamics Management System (DDMS), the Company is committed to continuous improvement aimed at consistently producing the highest quality products, at industry-leading levels of service and delivery that ultimately drive shareholder value. The Douglas Dynamics portfolio of products and services is separated into two segments: First, the Work Truck Attachments segment, which includes commercial snow and ice control equipment sold under the FISHER®, SNOWEX® and WESTERN® brands. Second, the Work Truck Solutions segment, which includes the up-fit of market leading attachments and storage solutions under the HENDERSON® brand, and the DEJANA® brand and its related sub-brands.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  The non-GAAP measures used in this press release are Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share, and Free Cash Flow.  The Company believes that these non-GAAP measures are useful to investors and other external users of its consolidated financial statements in evaluating the Company’s operating performance as compared to that of other companies.  Reconciliations of these non-GAAP measures to the nearest comparable GAAP measures can be found immediately following the Consolidated Statements of Cash Flows included in this press release.

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Douglas Dynamics - First Quarter 2020

Adjusted EBITDA represents net income (loss) before interest, taxes, depreciation, and amortization, as further adjusted for stock-based compensation, non-cash purchase accounting adjustments, incremental costs incurred related to the COVID-19 crisis, and certain charges related to unrelated legal fees and consulting fees. Such COVID-19 related costs include increased expenses directly related to the pandemic, and do not include either production related overhead inefficiencies or lost or deferred sales. We believe these costs are out of the ordinary, unrelated to our business and not representative of our results. The Company uses Adjusted EBITDA in evaluating the Company’s operating performance because it provides the Company and its investors with additional tools to compare its operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company’s core operations. The Company’s management also uses Adjusted EBITDA for planning purposes, including the preparation of its annual operating budget and financial projections, and to evaluate the Company’s ability to make certain payments, including dividends, in compliance with its senior credit facilities, which is determined based on a calculation of “Consolidated Adjusted EBITDA” that is substantially similar to Adjusted EBITDA.

Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share (calculated on a diluted basis) represents net income (loss) and earnings (loss) per share (as defined by GAAP), excluding the impact of stock-based compensation, non-cash purchase accounting adjustments, incremental costs incurred related to the COVID-19 crisis, mark-to-market adjustments on derivatives not classified as hedges, and certain charges related to unrelated legal fees and consulting fees, net of their income tax impact.  Such COVID-19 related costs include increased expenses directly related to the pandemic, and do not include either production related overhead inefficiencies or lost or deferred sales. We believe these costs are out of the ordinary, unrelated to our business and not representative of our results. Mark-to-market adjustments on derivatives not classified as hedges are non-cash and are related to overall financial market conditions; therefore, management believes such costs are unrelated to our business and are not representative of our results. Management believes that Adjusted Net Income (Loss) and Adjusted Earnings Per Share are useful in assessing the Company’s financial performance by eliminating expenses and income that are not reflective of the underlying business performance.

Free Cash Flow is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less capital expenditures.  Free Cash Flow should be evaluated in addition to, and not considered a substitute for, other financial measures such as Net Income (Loss) and Net Cash Provided by Operating Activities.  We believe that free cash flow represents our ability to generate additional cash flow from our business operations.

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Douglas Dynamics - First Quarter 2020

 Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation, product demand, the payment of dividends, and availability of financial resources.  These statements are often identified by use of words such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will" and similar expressions and include references to assumptions and relate to our future prospects, developments, and business strategies.  Such statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, weather conditions, particularly lack of or reduced levels of snowfall and the timing of such snowfall, our ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic, our inability to maintain good relationships with the original equipment manufacturers with whom we currently do significant business, the inability of our suppliers and OEM partners to meet our volume or quality requirements, increases in the price of steel or other materials, including as a result of tariffs, necessary for the production of our products that cannot be passed on to our distributors, increases in the price of fuel or freight, the effects of laws and regulations (including those enacted in response to the COVID-19 crisis) and their interpretations on our business and financial condition, the potential that we may be required to recognize goodwill impairment attributable to our Work Truck Solutions segment, a significant decline in economic conditions, including as a result of global health epidemics such as COVID-19, our inability to maintain good relationships with our distributors, lack of available or favorable financing options for our end-users, distributors or customers, inaccuracies in our estimates of future demand for our products, our inability to protect or continue to build our intellectual property portfolio, the effects of laws and regulations and their interpretations on our business and financial condition, our inability to develop new products or improve upon existing products in response to end-user needs, losses due to lawsuits arising out of personal injuries associated with our products, factors that could impact the future declaration and payment of dividends, our inability to compete effectively against competition and our inability to achieve the projected financial performance with the business of Henderson Enterprises Group, Inc. (“Henderson”) which we acquired in 2014 or the assets of Dejana, which we acquired in 2016 , and unexpected costs or liabilities related to such acquisitions, as well as those discussed in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019 and any subsequently filed Quarterly Reports on Form 10-Q. You should not place undue reliance on these forward-looking statements.  In addition, the forward-looking statements in this release speak only as of the date hereof and we undertake no obligation, except as required by law, to update or release any revisions to any forward-looking statement, even if new information becomes available in the future.

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Douglas Dynamics - First Quarter 2020

 Financial Statements

Douglas Dynamics, Inc.

Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2020	2019
	(unaudited)	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$27,141	$35,665
Accounts receivable, net	48,096	87,871
Inventories	112,370	77,942
Inventories - truck chassis floor plan	8,774	6,539
Refundable income taxes paid	974	-
Prepaid and other current assets	5,168	3,511
Total current assets	202,523	211,528

Property, plant, and equipment, net	58,542	58,444
Goodwill	241,006	241,006
Other intangible assets, net	160,984	163,722
Operating lease - right of use asset	21,555	22,557
Other long-term assets	7,926	8,438
Total assets	$692,536	$705,695

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$17,224	$16,113
Accrued expenses and other current liabilities	22,135	26,496
Floor plan obligations	8,774	6,539
Operating lease liability - current	3,770	3,822
Income taxes payable	-	2,990
Short term borrowings	30,000	-
Current portion of long-term debt	1,938	22,143
Total current liabilities	83,841	78,103

Retiree health benefit obligation	6,451	6,338
Deferred income taxes	45,961	47,211
Long-term debt, less current portion	222,008	222,081
Operating lease liablility - noncurrent	18,010	18,981
Other long-term liabilities	23,230	19,818

Total stockholders' equity	293,035	313,163
Total liabilities and stockholders' equity	$692,536	$705,695

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Douglas Dynamics - First Quarter 2020

Douglas Dynamics, Inc.
Consolidated Statements of Income
(In thousands, except share and per share data)

	Three Month Period Ended
	March 31, 2020	March 31, 2019
	(unaudited)

Net sales	$68,190	$93,187
Cost of sales	56,500	70,241
Gross profit	11,690	22,946

Selling, general, and administrative expense	17,149	16,644
Intangibles amortization	2,738	2,741

Income (loss) from operations	(8,197)	3,561

Interest expense, net	(5,040)	(4,150)
Other expense, net	(111)	(171)
Loss before taxes	(13,348)	(760)

Income tax benefit	(3,262)	(463)

Net loss	$(10,086)	$(297)

Weighted average number of common shares outstanding:
Basic	22,813,256	22,729,084
Diluted	22,813,256	22,729,084

Loss per share:
Basic loss per common share attributable to common shareholders	$(0.44)	$(0.01)
Loss per common share assuming dilution attributable to common shareholders	$(0.44)	$(0.01)
Cash dividends declared and paid per share	$0.28	$0.27

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Douglas Dynamics - First Quarter 2020

Douglas Dynamics, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Three Month Period Ended
	March 31, 2020	March 31, 2019
	(unaudited)

Operating activities
Net loss	$(10,086)	$(297)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,894	4,808
Amortization of deferred financing costs and debt discount	303	303
Stock-based compensation	1,368	1,054
Mark-to-market adjustments on derivatives not designated as hedges	1,413	-
Provision for losses on accounts receivable	204	107
Deferred income taxes	(1,250)	1,010
Earnout liability	(17)	(217)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	39,014	26,096
Inventories	(34,428)	(29,229)
Prepaid assets, refundable income taxes paid and other assets	(2,119)	(3,676)
Accounts payable	1,161	(2,179)
Accrued expenses and other current liabilities	(7,334)	(1,451)
Benefit obligations and other long-term liabilities	(2,203)	(1,906)
Net cash used in operating activities	(9,080)	(5,577)

Investing activities
Capital expenditures	(2,304)	(769)
Net cash used in investing activities	(2,304)	(769)

Financing activities
Shares withheld on restricted stock vesting paid for employees’ taxes	(72)	(50)
Dividends paid	(6,487)	(6,292)
Net revolver borrowings	30,000	16,000
Repayment of long-term debt	(20,581)	(30,784)
Net cash provided by (used in) financing activities	2,860	(21,126)
Change in cash and cash equivalents	(8,524)	(27,472)
Cash and cash equivalents at beginning of period	35,665	27,820
Cash and cash equivalents at end of period	$27,141	$348

Non-cash operating and financing activities
Truck chassis inventory acquired through floorplan obligations	$6,215	$10,299

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Douglas Dynamics - First Quarter 2020

Douglas Dynamics, Inc.
Segment Disclosures (unaudited)
(In thousands)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019

Work Truck Attachments
Net Sales	$19,120	$25,817
Adjusted EBITDA	$(2,076)	$2,284
Adjusted EBITDA Margin	-10.9%	8.8%

Work Truck Solutions
Net Sales	$49,070	$67,370
Adjusted EBITDA	$361	$6,735
Adjusted EBITDA Margin	0.7%	10.0%

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Douglas Dynamics - First Quarter 2020

Douglas Dynamics, Inc.
Net Loss to Adjusted EBITDA reconciliation (unaudited)
(In thousands)
	Three month period ended March 31,
	2020	2019

Net loss	$(10,086)	$(297)

Interest expense - net	5,040	4,150
Income tax benefit	(3,262)	(463)
Depreciation expense	2,156	2,067
Intangibles amortization	2,738	2,741
EBITDA	(3,414)	8,198

Stock-based compensation	1,368	1,054
COVID-19 (1)	317	-
Purchase accounting (2)	(17)	(217)
Other charges (3)	31	(16)
Adjusted EBITDA	$(1,715)	$9,019

(1) Reflects incremental costs incurred related to the COVID-19 crisis for the periods presented.
(2) Reflects reversal of earn-out compensation acquired in conjunction with the acquisition of Henderson in the periods presented.
(3) Reflects one time, unrelated legal and consulting fees for the periods presented.

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Douglas Dynamics - First Quarter 2020

Douglas Dynamics, Inc.
Reconciliation of Net Loss to Adjusted Net Income (Loss) (unaudited)
(In thousands, except share and per share data)
	Three month period ended March 31,
	2020	2019

Net loss	$(10,086)	$(297)
Adjustments:
Stock based compensation	1,368	1,054
COVID-19 (1)	317	-
Purchase accounting (2)	(17)	(217)
Other charges (3)	31	(16)
Mark-to-market adjustment on derivative not classified as hedge (4)	1,413	-
Tax effect on adjustments	(778)	(205)
Adjusted net income (loss)	$(7,752)	$319

Weighted average basic common shares outstanding	22,813,256	22,729,084
Weighted average common shares outstanding assuming dilution	22,813,256	22,729,084

Adjusted earnings (loss) per common share - dilutive	$(0.34)	$0.01

GAAP diluted loss per share	$(0.44)	$(0.01)
Adjustments net of income taxes:

Stock based compensation	0.04	0.03
COVID-19 (1)	0.01	-
Purchase accounting (2)	-	(0.01)
Other charges (3)	-	-
Mark-to-market adjustment on derivative not classified as hedge (4)	0.05	-

Adjusted diluted earnings (loss) per share	$(0.34)	$0.01

(1) Reflects incremental costs incurred related to the COVID-19 crisis for the periods presented.
(2) Reflects reversal of earn-out compensation acquired in conjunction with the acquisition of Henderson in the periods presented.
(3) Reflects one time, unrelated legal and consulting fees for the periods presented.
(4) Reflects mark-to-market adjustments on an interest rate swap not classified as a hedge for the periods presented.

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Douglas Dynamics - First Quarter 2020

Douglas Dynamics, Inc.
Free Cash Flow reconciliation (unaudited)
(In thousands)
	Three month period ended March 31,
	2020	2019

Net cash used in operating activities	$(9,080)	$(5,577)
Acquisition of property and equipment	(2,304)	(769)
Free cash flow	$(11,384)	$(6,346)

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